EX-99.BG

                               CUSTODY AGREEMENT


     AGREEMENT, dated as of October 22, 1999 between each open-end management investment company listed on Appendix A hereto as amended from time to time (each such investment company, a "Fund") organized and existing under the laws of the State of Delaware and registered with the U.S. Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act"), on behalf of certain of their series (each such series, a "Series") and The Bank of New York Company, Inc., a New York corporation authorized to do a banking business ("Custodian"). The Funds' principal office and place of business is P.O. Box 2600, Valley Forge, PA 19482. The Custodian's principal office and place of business is One Wall Street, New York, New York 10286.


                                  WITNESSETH:

that for and in consideration of the mutual premises hereinafter set forth, each Fund and Custodian agree as follows:


                                   ARTICLE I
                                  DEFINITIONS


     Whenever used in this Agreement, the following words shall have the meanings set forth below:

     1. "AUTHORIZED PERSON" shall be any person duly authorized by a Fund's Board of Trustees to execute any Certificate or to give Oral Instructions with respect to one or more Accounts, such persons to be designated in a Certificate annexed hereto as Appendix B or such other Certificate as may be received by Custodian from time to time.


     2. "AUTOFAX" shall mean an unsigned hard copy facsimile generated by a Fund's computer system and transmitted to Custodian.


     3. "BNY AFFILIATE" shall mean any office, branch or subsidiary of The Bank of New York Company, Inc.


     4. "BOOK-ENTRY SYSTEM" shall mean the Federal Reserve/Treasury book-entry system for receiving and delivering securities, its successors and nominees.


     5. "BUSINESS DAY" shall mean any day on which Custodian, Book-Entry System and relevant Depositories are open for business.


     6. "CERTIFICATE" shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to Custodian, which is actually received by Custodian by letter or facsimile transmission and signed on behalf of a Fund by an Authorized Person of the Fund or a person reasonably believed by Custodian to be an Authorized Person.


     7. "DEPOSITORY" shall include the Book-Entry System, the Depository Trust Company, the Participants Trust Company, and any other securities depository, book-entry system or clearing agency (and their respective successors and nominees) authorized to act as a securities depository, book-entry system or clearing agency pursuant to applicable law and identified to a Fund.


     8. "INSTRUCTIONS" shall mean communications and facsimiles transmitted by a Fund by electronic or telecommunications media, including S.W.I.F.T., computer-to-computer interface, dedicated transmission lines, telex or Autofax, none of which are manually signed by a representative of a Fund.


     9. "ORAL INSTRUCTIONS" shall mean verbal instructions received by Custodian from an Authorized Person or from a person reasonably believed by Custodian to be an Authorized Person.


     10. "SECURITIES" shall include, without limitation, any common stock and other equity securities, bonds, debentures and other debt securities, notes, mortgages or other obligations, and any instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein (whether represented by a certificate or held in a Depository or by a Subcustodian).


     11. "SERIES" shall mean such of the various portfolios, if any, of a Fund, as are listed on Appendix A hereto.


     12. "SHARES" shall mean the shares of beneficial interest of a Fund, each of which is, in the case of a Fund having Series, allocated to a particular Series.


     13. "SUBCUSTODIAN" shall mean a "bank" as defined in Section 2(a)(5) of the 1940 Act, which is identified to a Fund and which Custodian is required to use to hold Securities purchased by a Fund from time to time.


                                   ARTICLE II
                       APPOINTMENT OF CUSTODIAN; ACCOUNTS


     1. (a) The Fund hereby appoints Custodian as custodian of all Securities and cash at any time delivered to Custodian during the term of this Agreement, and authorizes Custodian to hold Securities in registered form in its name or the name of its nominees. Custodian hereby accepts such appointment and agrees to establish and maintain one or more securities accounts and cash accounts for each Series in which Custodian will hold Securities and cash as provided herein. Custodian shall maintain books and records segregating the assets of each Series from the assets of any other Series. Such accounts (each, an "Account"; collectively, the "Accounts") shall be in the name of the Series.


     (b) Custodian may from time to time establish on its books and records such sub-accounts within each Account as a Fund may reasonably request in a Certificate or Instructions (each, a "Special Account") and Custodian shall find reasonably acceptable, and shall reflect therein such assets as the Fund may specify in a Certificate or Instructions.


     (c) Custodian may from time to time establish pursuant to a written agreement with and for the benefit of a broker, dealer, futures commission merchant or other third party identified in a Certificate or Instructions such accounts on such terms and conditions as a Fund may reasonably request and Custodian shall find reasonably acceptable, and shall hold in such accounts such Securities and cash as the Fund may specify in a Certificate or Instructions.


     2. Except as otherwise provided by law, a cash account shall constitute one single and indivisible current Account.


                                   ARTICLE III
                   REPRESENTATIONS, WARRANTIES AND COVENANTS


     1. Each Fund hereby represents and warrants, which representations and warranties shall be continuing and shall be deemed to be reaffirmed upon each delivery of a Certificate or each giving of Oral Instructions or Instructions by such Fund, that


     (a) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;


     (b) This Agreement has been duly authorized, executed and delivered by such Fund, approved by a resolution of its Board of Trustees, constitutes a valid and legally binding obligation of such Fund, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors' rights or by equitable principles generally applied, and no statute, regulation or rule, applicable solely to a Fund and not to Custodian, nor any order, judgment or contract binding on such Fund prohibits such Fund's execution or performance of this Agreement;


     (c) It is conducting its business in substantial compliance with all applicable laws and requirements, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted; there is no provision of its charter or by-laws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property which would prohibit its execution or performance of this Agreement;

     (d) It will not use the services provided by Custodian hereunder in any manner that is, or will result in, a violation of any law, rule or regulation applicable solely to such Fund, and not to Custodian;


     (e) It is fully informed of the protections and risks associated with various methods of transmitting Instructions and Oral Instructions and delivering Certificates to Custodian, understands that there may be more secure methods of transmitting Instructions and Oral Instructions and delivering Certificates than the methods selected by Custodian, agrees that the security procedures (if any) to be utilized provide a commercially reasonable degree of protection in light of its particular needs and circumstances, and will cause each person transmitting Instructions to treat applicable user and authorization codes, passwords and authentication keys with extreme care, and has established internal control and safekeeping procedures to restrict the availability of the same to persons duly authorized to give Instructions;


     (f) It shall insure, and agrees it is solely its responsibility, that only persons(s) duly authorized by such Fund transmit Instructions and agrees that Custodian may presume that an Instruction including an Account number of a Fund has been given by person(s) duly authorized to transmit Instructions and need not review any Instruction other than an Autofax;


     (g) It shall manage its borrowings, including, without limitation, any advance or overdraft (including any day-light overdraft) in the Accounts, so that the aggregate of its total borrowings for each Series does not exceed the amount such Series is permitted to borrow under the 1940 Act;


     (h) Its transmission or giving of Instructions pursuant to this Agreement shall at all times comply with the 1940 Act;


     (i) It shall only instruct Custodian, whether by a Certificate, Instruction or Oral Instruction, to disburse cash (i) as hereinafter provided, (ii) for the payment of dividends or distributions on, or redemptions of, Shares or (iii) for other proper purposes;


     (j) It shall impose and maintain limitations on the destinations to which cash may be disbursed by Instructions to ensure that each disbursement is in accordance with the immediately preceding representation and warranty; and


     (k) It has the right to make the pledge and grant the security interest and security entitlement to Custodian contained in paragraph 1 of Article VII hereof, free of any right or prior claim of any other person or entity (except as otherwise provided by law), such pledge and grants shall have a first priority subject to no setoffs, counterclaims, or other liens or grants prior to or on a parity therewith (except as otherwise provided by law).


     2. Custodian hereby represents and warrants, which representations and warranties shall be continuing and shall be deemed to be reaffirmed upon each receipt of a Certificate or each receipt of Oral Instructions or Instructions by the Custodian, that:


     (a) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;


     (b) This Agreement has been duly authorized, executed and delivered by Custodian, constitutes a valid and legally binding obligation of Custodian, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors' rights or by equitable principles generally applied, and no statute, regulation or rule, applicable solely to Custodian, and not to any Fund, nor any order, judgment or contract binding on Custodian prohibits Custodian's execution or performance of this Agreement;


     (c) Custodian is conducting its business in substantial compliance with all applicable laws and requirements, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted; there is no provision of its charter or by-laws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property which would prohibit its execution or performance of this Agreement;


     (d) Custodian will not provide services hereunder in any manner that is, or will result in, a violation of any law, rule or regulation applicable solely to Custodian, and not to the Funds;

     (e) Custodian will submit to the Funds on an annual basis a copy of its report prepared in compliance with the requirements of Statement of Auditing Standards No. 70 issued by the American Institute of Certified Public Accountants, as it may be amended from time to time; and


     (f) Custodian shall maintain, directly or through a third-party selected with reasonable care, adequate back-up computer and communication lines.


                                   ARTICLE IV
                          CUSTODY AND RELATED SERVICES


     1. (a) Subject to the terms hereof, each Fund hereby authorizes Custodian to hold any Securities received by it from time to time for such Fund's account. Custodian shall be entitled to utilize Depositories to the extent possible in connection with its performance hereunder, and Subcustodians as defined in
Article I of this Agreement. Securities and cash held in a Depository will be held subject to the rules, terms and conditions of such entity. Securities and cash held through Subcustodians shall be held subject to the terms and conditions of Custodian's agreements with such Subcustodians. Subcustodians may be authorized to hold Securities in Depositories in which such Subcustodians participate. Unless otherwise required by local law or practice or a particular subcustodian agreement, Securities deposited with Subcustodians will be held in a commingled account in the name of Custodian as custodian for the Funds. Custodian shall identify on its books and records the Securities and cash belonging to each Fund and Series, whether held directly or indirectly through Depositories or Subcustodians.


     (b) Unless Custodian has received a Certificate or Instructions to the contrary or applicable law or the rules of a particular Depository otherwise require, Custodian shall hold Securities indirectly through a Subcustodian or a Depository only if (i) the Securities are not subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or such Depository or the creditors or operators of any of them, including a receiver or trustee in bankruptcy or similar authority, except for a claim of payment for the safe custody or administration of Securities or for funds advanced on behalf of a Fund by such Subcustodian or Depository, and (ii) beneficial ownership of the Securities is freely transferable without the payment of cash or value other than for safe custody or administration.


     2. Promptly after the close of business on each Business Day, Custodian shall furnish each Fund with confirmations and a summary, on a per Series basis, of all transfers to or from the Accounts, either hereunder or with any Subcustodian appointed in accordance with this Agreement during said day. Where Securities are transferred to an Account for a Series, Custodian shall also by book-entry or otherwise identify as belonging to such Series a quantity of Securities in a fungible bulk of Securities registered in the name of Custodian (or its nominee) or shown on Custodian's account on the books of the Book-Entry System or a Depository. At least monthly and from time to time, Custodian shall furnish each Fund with a detailed statement, on a per Series basis, of the Securities and cash held by Custodian for such Fund.


     3. With respect to all Securities held hereunder, Custodian shall, unless otherwise instructed to the contrary:


     (a) Collect and receive all income, dividends, distributions and other payments and promptly advise each Fund of any such amounts due but not paid;


     (b) Give notice to each Fund and present payment and collect the amount payable upon such Securities which are called, but only if either (i) the Custodian receives a written notice of such call, or (ii) notice of such call appears in or is received from a nationally or internationally recognized bond or corporate action service to which Custodian subscribes;


     (c) Unless otherwise instructed by a Fund, Custodian shall retain in the appropriate account any stock dividends, subscription rights and other non-cash distributions on the Securities, or the proceeds from the sale of any distributions. Custodian shall notify a Fund upon the receipt of any non-cash item;


     (d) Present for payment and collect the amount payable upon all Securities which mature, promptly deposit or withdraw such proceeds as designated therein and advise each Fund as promptly as practicable of any such amounts due but not paid;


     (e) Surrender Securities in temporary form for definitive Securities;

     (f) Promptly forward to each Fund all notices, proxies, proxy soliciting materials, consents and other written information (including, without limitation, notices of tender offers and exchange offers, pendency of calls, maturities of Securities and expiration of rights) relating to Securities held pursuant to this Agreement which are actually received by the Custodian, but without indicating the manner in which such proxies or consents are to be voted;


     (g) Execute, as custodian, any certificates of ownership, affidavits, declarations or other certificates under any tax laws now or hereafter in effect;


     (h) Hold directly or through the Book-Entry System or a Depository or through a Subcustodian for the account of a Series, all rights and similar
Securities issued with respect to any Securities credited to an Account hereunder; and


     (i) Endorse for collection checks, drafts or other negotiable instruments.


     4. (a) Whenever Securities (including, but not limited to, warrants, options, tenders, options to tender or non-mandatory puts or calls) confer optional rights on a Fund or provide for discretionary action or alternative courses of action by a Fund, such Fund shall be responsible for making any decisions relating thereto and for directing Custodian to act. In order for Custodian to act, it must receive such Fund's Certificate or Instructions at Custodian's offices, addressed as Custodian may from time to time request, not later than noon (New York time) at least two (2) Business Days prior to the last scheduled date to act with respect to such Securities (or such earlier date or time as Custodian may notify such Fund). Absent Custodian's timely receipt of such Certificate or Instructions, Custodian shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Securities, unless Custodian has failed to act under sub-paragraph (b) of this paragraph 4 and such failure constitutes negligence, bad faith or willful misconduct.


     (b) Custodian shall notify each Fund of such rights or discretionary actions or of the date or dates by when such rights must be exercised or such action must be taken provided that Custodian has actually received, from the issuer or the relevant Depository (with respect to Securities issued in the United States) or from the relevant Subcustodian, Depository or from a nationally or internationally recognized bond or corporate action service to which Custodian subscribes, timely notice of such rights or discretionary corporate action or of the date or dates such rights must be exercised or such action must be taken. Absent actual receipt of such notice, Custodian shall have no liability for failing to so notify a Fund.


     5. Upon receipt of a Certificate and not otherwise, the Custodian, directly or through the use of the Book-Entry System or a Depository shall:


     (a) Execute and deliver to such persons as may be designated in a Certificate proxies, consents, authorizations, and any other instruments whereby the authority of a Fund as owner of any Securities held by the Custodian hereunder for the Series specified in the Certificate may be exercised;


     (b) Deliver any Securities held by the Custodian hereunder for the Series specified in such Certificate in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege and receive and hold hereunder specifically allocated to such Series any cash or other Securities received in exchange;


     (c) Deliver any Securities held by the Custodian hereunder for the Series specified in such Certificate to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold hereunder specifically allocated to such Series such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;


     (d) Make such transfers or exchanges of the assets of the Series specified in such Certificate, and take such other steps as shall be stated in such Certificate to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of a Fund; and


     (e) Present for payment and collect the amount payable upon Securities not described elsewhere in this Agreement which may be called as specified in the Certificate.

     6. All voting rights with respect to Securities, however registered, shall be exercised by a Fund or its designee. For Securities issued in the United States, Custodian's only duty shall be to mail to the Funds any documents (including proxy statements, annual reports and signed proxies) actually received by Custodian relating to the exercise of such voting rights. With respect to Securities issued outside of the United States, Custodian's only duty shall be to provide the appropriate Fund with access to a provider of global proxy services at such Fund's request. The Fund shall be responsible for all costs associated with its use of such services.


     7. Custodian shall promptly advise a Fund upon Custodian's actual receipt of notification of the partial redemption, partial payment or other action affecting less than all Securities of the relevant class. If Custodian, any Subcustodian, or any Depository holds any Securities in which a Fund has an interest as part of a fungible mass, Custodian, such Subcustodian or Depository may select the Securities to participate in such partial redemption, partial payment or other action in any non-discriminatory manner that it customarily uses to make such selection.


     8. Custodian shall not under any circumstances accept bearer interest coupons which have been stripped from United States federal, state or local government or agency securities unless explicitly agreed to by Custodian in writing.


     9. Each Fund shall be liable for all taxes, assessments, duties and other governmental charges, including any interest or penalty thereto, with respect to any cash or Securities held on behalf of such Fund or any transaction related thereto.


                                    ARTICLE V
                     SETTLEMENT OF SECURITIES TRANSACTIONS


     1. For the purpose of settling Securities and transactions, a Fund shall provide Custodian with sufficient immediately available funds for all transactions by such time and date as conditions in the relevant market dictate. As used herein, "sufficient immediately available funds" shall mean sufficient cash. Custodian shall provide each Fund with immediately available funds each day which result from the actual settlement of all sale transactions, based upon advices received by Custodian from its Subcustodians and Depositories. Such funds shall be in U.S. dollars.


                                   ARTICLE VI
                        PURCHASE AND SALE OF SECURITIES;
                               CREDITS TO ACCOUNT


     1. Promptly after each purchase or sale of Securities by a Fund, such Fund shall deliver to Custodian a Certificate or Instructions, or with respect to a purchase or sale of a Security generally required to be settled on the same day the purchase or sale is made, Oral Instructions, specifying all information Custodian may reasonably request to settle such purchase or sale. Custodian shall account for all purchases and sales of Securities on the actual settlement date unless otherwise agreed by Custodian.


     2. Each Fund understands that when Custodian is instructed to deliver Securities against payment, delivery of such Securities and receipt of payment therefor may not be completed simultaneously. Notwithstanding any provision in this Agreement to the contrary, settlements, payments and deliveries of Securities may be effected by Custodian or any Subcustodian in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction in which the transaction occurs, including, without limitations, delivery to a purchaser or dealer therefor (or agent) against receipt with the expectation of receiving later payment for such Securities. Each Fund assumes full responsibility for all risks, including, without limitation, credit risks, involved in connection with such delivery of Securities by Custodian, except the foregoing shall not excuse Custodian's acting in accordance with such practices or procedures in a manner which constitutes negligence, bad faith or willful misconduct.


     3. Custodian may, as a matter of bookkeeping convenience or by separate agreement with a Fund, credit the Account with the proceeds from the sale, redemption or other disposition of Securities or interest, dividends or other distributions payable on Securities prior to its actual receipt of final payment therefor. All such credits shall be conditional until Custodian's actual receipt of final payment and may be reversed by Custodian to the extent that final payment is not received. Custodian shall notify the appropriate Fund at least 48 hours prior to any such reversal, but such reversal shall be made as of the date Custodian determines it has not received final payment. Payment with respect to a transaction will not be "final" until Custodian shall have received immediately available funds which under applicable local law, rule and/or practice are irreversible and not subject to any security interest, levy or other encumbrance, and which are specifically applicable to such transaction.


                                   ARTICLE VII
                           OVERDRAFTS OR INDEBTEDNESS


     1. If Custodian should in its sole discretion advance funds on behalf of any Series which results in an overdraft (including, without any limitations, any day-light overdraft) because the cash held by Custodian in an Account for such Series shall be insufficient to pay the total amount payable upon the purchase of Securities specifically allocated to such Series, as set forth in a Certificate, Instructions or Oral Instructions, or if an overdraft arises in the separate Account of a Series for some other reason, including, without limitation, because of a reversal of a conditional credit, Custodian shall promptly notify the appropriate Fund of any such advance and the time at which such advance or overdraft must be paid. Such advance, overdraft or indebtedness shall be deemed to be a loan made by Custodian to such Fund for such Series payable on demand and shall bear interest from the date incurred at a rate per annum agreed by such Fund and Custodian from time to time, or, in the absence of an agreement, at the rate ordinarily charged by Custodian to its institutional customers. In addition, each Fund hereby agrees that Custodian shall, to the maximum extent permitted by law, have a continuing lien, security interest and security entitlement in and to such Securities of such Series as shall from time to time have a fair market value equal to the aggregate amount of all overdrafts of, and advances to, such Series, together with accrued interest, such lien, security interest and security entitlement to be effective only as long as such advance, overdraft, or accrued interest thereon remains outstanding. Each Fund authorizes Custodian to charge any such overdraft or indebtedness, together with interest due thereon, against any balance of account standing to such Series' credit on Custodian's books.


                                  ARTICLE VIII
                         SALE AND REDEMPTION OF SHARES


     1. Whenever a Fund shall sell any Shares, it shall deliver to Custodian a Certificate, Oral Instructions, or Instructions specifying the amount of cash to be received by Custodian for the sale of such Shares and specifically allocated to an Account for such Series.


     2. Upon receipt of such cash from such Fund's transfer agent, Custodian shall credit such cash to the Account in the name of the Series for which such cash was received.


     3. Except as provided hereinafter, whenever a Fund desires Custodian to make payment out of the cash held by Custodian hereunder in connection with a redemption of any Shares, it shall furnish to Custodian a Certificate, Oral Instructions, or Instructions specifying the amount to be paid for such Shares, and Custodian shall make payment to the transfer agent out of the cash held in the Account of the Series the total amount specified in such Certificate, Oral Instructions, or Instructions.


     4. Notwithstanding the above provisions regarding the redemption of any Shares, whenever any Shares are redeemed pursuant to any check redemption privilege which may from time to time be offered by a Fund, Custodian, unless otherwise instructed by a Certificate, Oral Instructions or Instructions, shall, upon request of such Fund's transfer agent, charge the amount thereof against the cash held in the Account of the Series of the Shares being redeemed.


                                   ARTICLE IX
                     PAYMENT OF DIVIDENDS OR DISTRIBUTIONS


     1. Each Fund shall furnish to Custodian a Certificate, Oral Instructions, or Instructions setting forth with respect to the Series specified therein the date of the declaration of a dividend or distribution, the total amount payable and the payable date.


     2. Upon the payment date specified in such Certificate, Oral Instructions or Instructions, Custodian shall pay out of the cash held for the account of each Series the total amount payable to the dividend agent and any sub-dividend agent or co-dividend agent of the appropriate Fund with respect to such Series specified therein.


                                    ARTICLE X
                              CONCERNING CUSTODIAN


     1. (a) Except as otherwise expressly provided herein, Custodian shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees (collectively, "Losses"), incurred by or asserted against a Fund, except those Losses arising out of the negligence, bad faith or willful misconduct of Custodian.


     (b) With respect to any Losses incurred by a Fund as a result of the acts or the failure to act by any Depository or any Subcustodian (other than a BNY Affiliate), Custodian shall take appropriate action to recover such Losses from such Depository or such Subcustodian; and Custodian's sole responsibility and liability to such Fund shall be limited to amounts so received from such Depository or such Subcustodian (exclusive of costs and expenses incurred by Custodian), except to the extent that (A) any such Subcustodian is a parent, subsidiary or otherwise affiliated with Custodian, (B) Custodian's negligence, bad faith or willful misconduct is the direct cause of such Depository or such Subcustodian's act or omission (it being agreed that Custodian's decision to use any Subcustodian or any Depository shall not constitute negligence, bad faith, or willful misconduct), or (C) a transaction or other matter between Custodian and such Depository or such Subcustodian unrelated to the Funds was the cause of the loss or damage, in each of which events, Custodian shall be liable for such Losses.


     (c) Custodian shall not be liable to a Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Agreement, nor shall BNY or any Subcustodian be liable:
(i) for acting in accordance with any Certificate or Oral Instructions from a Fund, or any Authorized Person of a Fund, or any Instructions; (ii) for the acts or omissions of its nominees, correspondents, agents (other than as specified herein), any brokers or dealers, except to the extent that (A) any such nominee, correspondent, agent, broker or dealer is a parent, subsidiary or otherwise affiliated with Custodian, (B) Custodian's negligence, bad faith or willful misconduct is the direct cause of such nominee's, correspondent's, agent's, broker's or dealer's act or omission or (C) a transaction or other matter between Custodian and such nominee, correspondent, agent, broker or dealer unrelated to the Funds was the cause of the loss or damage, in each of which events, Custodian shall be liable; (iii) for holding property in any particular country, including, but not limited to, Losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; availability of cash or Securities or market conditions which prevent the transfer of property or execution of Securities transactions or affect the value of property; or (iv) for any Losses due to forces beyond the control of Custodian, including without limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, or interruptions, loss or malfunctions of utilities, communications or computer (hardware and software) services caused by any of the foregoing, or the insolvency of any Subcustodian or of any Depository. Custodian shall endeavor to promptly notify the Funds when it becomes aware of any situation outlined above, but shall not be liable for a failure to do so. The Funds shall not be responsible for temporary delays in the performance of their duties and obligations hereunder and correspondingly shall not be liable for any Losses attributable to such delay in consequence of an event as described above affecting the Funds' principal place of business operations or administration. For the avoidance of doubt, Custodian shall have no liability for any Losses arising from the applicability of any law or regulation now or hereafter in effect, or from the occurrence of any event, which may affect, limit or prevent the transferability or availability of any cash in the countries in which such cash is held, except that the foregoing shall not excuse Custodian's acting or not acting in accordance with any Certificate, Oral Instructions, or Instructions in a manner which constitutes negligence, bad-faith, or willful misconduct.


     (d) Custodian may enter into subcontracts, agreements and understandings with any BNY Affiliate, whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder. No such subcontract, agreement or understanding shall discharge Custodian from its obligations and liabilities hereunder.

     (e) Each Fund agrees to indemnify Custodian against and hold Custodian harmless from any and all Losses sustained or incurred because of or in connection with this Agreement, including reasonable fees and expenses of counsel incurred by Custodian in a successful defense of claims by such Fund; provided, however, that the Funds shall not indemnify Custodian for those Losses
--------  -------
arising out of Custodian's negligence, bad faith or willful misconduct. This indemnity shall be a continuing obligation of each Fund, its respective successors and assigns, notwithstanding the termination of this Agreement.



     (f)  Custodian  agrees to  indemnify  each Fund  against and hold each Fund harmless from any and all Losses sustained or incurred because of or in connection with this Agreement, including reasonable fees and expenses of counsel incurred by the Funds in a successful defense of claims by Custodian, provided, however, that Custodian shall only indemnify the Funds for those
--------   -------
Losses arising out of Custodian's negligence, bad faith or willful misconduct, and provided further, that Custodian shall not be liable to any Fund for
     --------  -------
special, indirect or consequential damages, lost profits or loss of business. This indemnity shall be a continuing obligation of Custodian, its successors and assigns, notwithstanding the termination of this Agreement.


     2. Without limiting the generality of the foregoing, Custodian shall be under no obligation to inquire into, and shall not be liable (except to the extent that either of (a) or (b) involves Custodian's negligence, bad faith or willful misconduct) for:


     (a) Any Losses incurred by a Fund or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid Securities, or Securities which are otherwise not freely transferable or deliverable without encumbrance in any relevant market;


     (b) The validity of the issue of any Securities purchased or sold by or for a Fund;


     (c) The legality of the purchase, sale or writing of Securities by or for a Fund, or the propriety of the amount paid or received therefor;


     (d) The legality of the sale or redemption of any Shares, or the propriety of the amount to be received or paid therefor;


     (e) The legality of the declaration or payment of any dividend by a Fund;


     (f) The legality of any borrowing by a Fund using Securities as collateral;


     (g) The legality of any loan of portfolio Securities, nor shall Custodian be under any duty or obligation to see to it that any cash collateral delivered to it by a broker, dealer, or financial institution or held by it at any time as a result of such loan of portfolio Securities of a Fund is adequate collateral for such Fund against any loss it might sustain as a result of such loan. Custodian specifically, but not by way of limitation, shall not be under any duty or obligation periodically to check or notify a Fund that the amount of such cash collateral held by it for such Fund is sufficient collateral for such Fund, but such duty or obligation shall be the sole responsibility of such Fund. In addition, Custodian shall be under no duty or obligation to see that any broker, dealer or financial institution to which portfolio Securities of a Fund are lent makes payment to it of any dividends or interest which are payable to or for the account of such Fund during the period of such loan or at the termination of such loan, provided, however that Custodian shall promptly notify such Fund in the event that such dividends or interest are not paid and received when due;


     (h) The sufficiency or value of any amounts of cash and/or Securities held in any Special Account in connection with transactions by a Fund; whether any broker, dealer, futures commission merchant or clearing member makes payment to a Fund of any variation margin payment or similar payment which such Fund may be entitled to receive from such broker, dealer, futures commission merchant or clearing member, or whether any payment received by Custodian from any broker, dealer, futures commission merchant or clearing member is the amount a Fund is entitled to receive, or to notify such Fund of Custodian's receipt or non-receipt of any such payment; or


     (i) Whether any Securities at any time delivered to, or held by it or by any Subcustodian, for the account of a Fund and specifically allocated to a Series are such as properly may be held by such Fund or such Series under the provisions of its then current prospectus and statement of additional information or (b) to ascertain whether any transactions by a Fund, whether or not involving the Custodian, are such transactions as may properly be engaged in by such Fund.

     3. Custodian may, with respect to questions of law specifically regarding an Account, obtain the advice of counsel and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice.


     4. Custodian shall be under no obligation to take action to collect any amount payable on Securities in default, or if payment is refused after due demand and presentment, unless and until (i) it shall be directed to take such action by a Certificate or Instructions and (ii) it shall be assured to its satisfaction of reimbursement of its reasonable costs and expenses in connection with any such action.


     5. Custodian shall have no duty or responsibility to inquire into, make recommendations, supervise, or determine the suitability of any transactions affecting any Account.


     6. The Funds shall pay to Custodian the fees and charges as may be specifically agreed upon from time to time and such other fees and charges at agreed rates for such services as may be applicable.


     7. Custodian has the right to debit a cash Account (or any subaccount thereof) as agreed upon by Custodian and each Fund in advance for any amount payable by a Fund in connection with any and all obligations of such Fund to Custodian.


     8. Custodian shall be entitled to rely upon any Certificate or Oral Instructions actually received by Custodian and reasonably believed by Custodian to be duly authorized and delivered by an Authorized Person. Each Fund agrees to forward to Custodian a Certificate or Instructions confirming Oral Instructions by the close of business of the same day that such Oral Instructions are given to Custodian. Each Fund agrees that the fact that such confirming Certificate or Instructions are not received or that a contrary Certificate or contrary Instructions are received by Custodian shall in no way affect the validity or enforceability of transactions authorized by such Oral Instructions and effected by Custodian and under either of the two foregoing circumstances, Custodian shall promptly notify the Funds. If a Fund elects to transmit Instructions through an on-line communications system offered by Custodian, such Fund's use thereof shall be subject to the Terms and Conditions attached hereto as Appendix I.


     9. The books and records pertaining to a Fund which are in possession of Custodian shall be the property of such Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and the rules thereunder and other applicable securities laws and rules and regulations. Such Fund, or such Fund's authorized representatives, shall have access to such books and records during Custodian's normal business hours. Upon the reasonable request of a Fund, copies of any such books and records shall be provided by Custodian to such Fund or such Fund's authorized representative free of charge. Upon the reasonable request of a Fund, Custodian shall provide in hard copy or on computer disc, any records included in any such delivery which are maintained by Custodian on a computer disc, or are similarly maintained.


     10. It is understood that Custodian is authorized to supply any information regarding the Accounts which is required by any law, regulation or rule now or hereafter in effect. The Custodian shall provide each Fund with any report obtained by the Custodian on the system of internal accounting control of a Depository or OCC, and with such reports on its own systems of internal accounting control as the Fund may reasonably request from time to time.


     11.   Neither   Custodian   nor  any  Fund   shall   have  any   duties  or
responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement.


                                   ARTICLE XI
                                  TERMINATION


     Either party may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of such notice. In the event such notice is given by a Fund, it shall be accompanied by a copy of the resolution of the Board of Trustees of such Fund, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and designating a successor custodian or custodians, each of which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. In the event such notice is given by Custodian, the Fund shall, on or before the termination date, deliver to Custodian a copy of a resolution of the

Boards of Trustees of the Fund, certified by the Secretary or any Assistant Secretary, designating a successor custodian or custodians. In the absence of such designation by the Fund, Custodian shall designate a successor custodian which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits, and which shall be satisfactory to the Funds. Upon the date set forth in such notice, this Agreement shall terminate with respect to the affected Fund(s), and the Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities and cash then owned by the Fund(s) and held by it as custodian, after deducting all agreed upon fees, expenses and other amounts for the payment of reimbursement of which it shall then be entitled.


     If a successor custodian is not designated by the Fund or Custodian in accordance with the preceding paragraph, the Fund shall upon the date specified in the notice of termination of this Agreement and upon the delivery by Custodian of all Securities (other than Securities which cannot be delivered to the Fund) and cash then owned by the Fund be deemed to be its own custodian and Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities which cannot be delivered to the Fund to hold such Securities hereunder in accordance with this Agreement.


                                   ARTICLE XII
                                  MISCELLANEOUS


     1. Each Fund agrees to furnish to Custodian a new Certificate of Authorized Persons in the event of any change in the then present Authorized Persons. Until such new Certificate is received, Custodian shall be fully protected in acting upon Certificates or Oral Instructions of such present Authorized Persons.


     2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to Custodian, shall be sufficiently given if addressed to Custodian and received by it at its offices at One Wall Street, New York, New York 10286, or at such other place as Custodian may from time to time designate in writing.


     3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to a Fund shall be sufficiently given if addressed to the Fund and received by it at its offices at P.O. Box 2600, Valley Forge, PA 19482, Attn.: Controller, or at such other place as the Fund may from time to time designate in writing.


     4. Each and every right granted to either party hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of any party to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by either party of any right preclude any other or future exercise thereof or the exercise of any other right.


     5. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement, other than the Appendix B hereto, may not be amended or modified in any manner except by a written agreement executed by both parties. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement
                                         --------   -------
shall not be assignable by either party without the written consent of the other.


     6. This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. Each Fund and Custodian hereby consent to the jurisdiction of a federal court situated in New York City, New York in connection with any dispute arising hereunder. Each Fund hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. Each Fund and Custodian hereby each irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.


     7. Notwithstanding the fact that Custodian may from time to time maintain an Account in the name of a third party, the parties hereto agree that in performing hereunder, Custodian is acting solely on behalf of the Funds and no contractual or service relationship shall be deemed to be established hereby between Custodian and any such third party or any other person.


     8. This Agreement is executed on behalf of the Board of Trustees of each Fund as Trustees and not individually and the obligations of this Agreement are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of such Funds; further, the assets of a particular Series of such Fund shall under no circumstances be charged with liabilities attributable to any other Series of such Fund and that all persons extending credit to, or contracting with or having any claim against a particular Series of such Fund shall look only to the assets of that particular Series for payment of such credit, contract or claim.


     9. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering or obtaining services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by or to any regulatory authority, any external or internal accountant, auditor or counsels of the parties hereto, by judicial or administration process or otherwise by applicable law, or to any disclosure made by a party if such party's counsel has advised that such party could be liable under any applicable law or any judicial or administrative order or process for a failure to make such disclosure.


     10. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     IN WITNESS WHEREOF, each Fund and Custodian have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.



                                   Each Fund Listed on Appendix A

                                   ________________________________

                                   By:_____________________________

                                   Title:__________________________



                                   THE BANK OF NEW YORK COMPANY, INC.

                                   By:______________________________

                                   Title:___________________________

                                   APPENDIX I

                              THE BANK OF NEW YORK
                  ON-LINE COMMUNICATIONS SYSTEM (THE "SYSTEM")

                              TERMS AND CONDITIONS



     1. License;  Use. Upon delivery to the Funds of software enabling the Funds
        -------------
to obtain access to the System (the "Software"), Custodian grants to each Fund a personal, nontransferable and nonexclusive license to use the Software solely for the purpose of transmitting Instructions, receiving reports, making inquiries or otherwise communicating with Custodian in connection with the Account(s). Each Fund shall use the Software solely for its own internal and proper business purposes and not in the operation of a service bureau. Except as set forth herein, no license or right of any kind is granted to a Fund with respect to the Software. Each Fund acknowledges that Custodian and its suppliers retain and have title and exclusive proprietary rights to the Software, including any trade secrets or other ideas, concepts, know-how, methodologies or information incorporated therein and the exclusive rights to any copyrights, trademarks and patents (including registrations and applications for registration of either), or other statutory or legal protections available in respect thereof. Each Fund further acknowledges that all or a part of the Software may be copyrighted or trademarked (or a registration or claim made therefor) by Custodian or its suppliers. No Fund shall take any action with respect to the Software inconsistent with the foregoing acknowledgements, nor shall any Fund attempt to decompile, reverse engineer or modify the Software. No Fund may copy, sell, lease or provide, directly or indirectly, any of the Software or any portion thereof to any other person or entity without Custodian's prior written consent. No Fund may remove any statutory copyright notice or other notice included in the Software or on any media containing the Software. Each Fund shall reproduce any such notice on any reproduction of the Software and shall add statutory copyright notice or other notice to the Software or media upon Custodian's request. Custodian agrees to provide reasonable training, instruction manuals and access to Custodian's "help desk" in connection with each Fund's user support necessary to use the Software. At a Fund's request, Custodian agrees to permit reasonable testing of the Software by any Fund.


     2.  Proprietary  Information.  The  Software,  any data  base  (other  than
         ------------------------
databases relating solely to the assets of a Fund and transactions with respect thereto) and any proprietary data, processes, information and documentation made available to the Fund (other than which are or become part of the public domain or are legally required to be made available to the public) (collectively, the "Information"), are the exclusive and confidential property of Custodian or its suppliers. The Fund shall keep the Information confidential by using the same care and discretion that the Fund uses with respect to its own confidential property and trade secrets, but not less than reasonable care. Upon termination of the Agreement or the Software license granted herein for any reason, the Fund shall return to Custodian any and all copies of the Information which are in its possession or under its control.


     3.  Indemnification.  Custodian  will indemnify and hold harmless the Funds
         ---------------
with respect to any liability, damages, loss or claim incurred by or brought against any Fund by reason of any claim or infringement against any patent, copyright, license or other property right arising out or by reason of a Fund's use of the Software in the form provided under this Appendix. Custodian at its own expense will defend such action or claim brought against a Fund to the extent that it is based on a claim that the Software in the form provided by Custodian infringes any patents, copyrights, license or other property right, provided that Custodian is provided with reasonable notice of such claim, provided that the Fund has not settled, compromised or confessed any such claim without the Custodian's written consent, in which event Custodian shall have no liability or obligation hereunder, and provided Fund cooperates with and assists Custodian in the defense of such claim. Custodian shall have the right to control the defense of all such claims, lawsuits and other proceedings. If, as a result of any claim of infringement against any patent, copyright, license or other property right, Custodian is enjoined from using the Software, or if Custodian believes that the System is likely to become the subject of a claim of infringement, Custodian may in its sole discretion either (a) at its expense procure the right for the Funds to continue to use the Software, or

(b) replace or modify the Software so as to make it non-infringing, or (c) may discontinue the license granted herein upon written notice to the Funds.


     4.  Modifications.  Custodian  reserves the right to modify the Software at
         -------------
its own expense from time to time and a Fund shall install new releases of the Software as Custodian may direct. Each Fund agrees not to modify or attempt to modify the Software without Custodian's prior written consent. Each Fund acknowledges that any modifications to the Software, whether by a Fund or Custodian and whether with or without Custodian's consent, shall become the property of Custodian.


     5. NO  REPRESENTATIONS  OR WARRANTIES.  CUSTODIAN AND ITS MANUFACTURERS AND
        ----------------------------------
SUPPLIERS MAKE NO WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE SOFTWARE, SERVICES OR ANY DATABASE, EXPRESS OR IMPLIED, IN FACT OR IN LAW, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. EACH FUND ACKNOWLEDGES THAT THE SOFTWARE, SERVICES AND ANY DATABASE ARE PROVIDED "AS IS." IN NO EVENT SHALL CUSTODIAN OR ANY SUPPLIER BE LIABLE FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL OR CONSEQUENTIAL, WHICH A FUND MAY INCUR IN CONNECTION WITH THE SOFTWARE, SERVICES OR ANY DATABASE, EVEN IF CUSTODIAN OR SUCH SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL CUSTODIAN OR ANY SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND THEIR REASONABLE CONTROL.


     6. Security;  Reliance;  Unauthorized Use. Each Fund will cause all persons
        --------------------------------------
utilizing the Software and System to treat all applicable user and authorization codes, passwords and authentication keys with extreme care. Custodian is hereby irrevocably authorized to act in accordance with and rely on Instructions received by it through the System. Each Fund acknowledges that it is its sole responsibility to assure that only persons duly authorized by such Fund use the System and that Custodian shall not be responsible or liable for any unauthorized use thereof.


     7. System Acknowledgements.  Custodian shall acknowledge through the System
        -----------------------
its receipt of each transmission communicated through the System, and in the absence of such acknowledgement Custodian shall not be liable for any failure to act in accordance with such transmission and the Fund may not claim that such transmission was received by Custodian.


     8. EXPORT  RESTRICTIONS.  EXPORT OF THE  SOFTWARE IS  PROHIBITED  BY UNITED
        --------------------
STATES LAW. THE FUNDS MAY NOT UNDER ANY CIRCUMSTANCES RESELL, DIVERT, TRANSFER, TRANSSHIP OR OTHERWISE DISPOSE OF THE SOFTWARE (IN ANY FORM) IN OR TO ANY OTHER COUNTRY. IF CUSTODIAN DELIVERED THE SOFTWARE TO THE FUND OUTSIDE OF THE UNITED STATES, THE SOFTWARE WAS EXPORTED FROM THE UNITED STATES IN ACCORDANCE WITH THE EXPORTER ADMINISTRATION REGULATIONS. DIVERSION CONTRARY TO U.S. LAW IS PROHIBITED. Each Fund hereby authorizes Custodian to report its name and address to government agencies to which Custodian is required to provide such information by law.


     9. ENCRYPTION. Each Fund acknowledges and agrees that encryption may not be
        ----------
available for every communication through the System, or for all data. Each Fund agrees that Custodian may deactivate any encryption features at any time, without prior or contemporaneous notice, or liability, to such Fund, for the purpose of repairing or troubleshooting the System or the Software. Custodian shall promptly advise each Fund whenever Custodian has deactivated any encryption features. Custodian also may deactivate any encryption features, without liability to a Fund, for the purpose of scheduled maintenance, so long as it provides reasonable advance notice to the Fund.

                                   APPENDIX A



FUND:                          Vanguard Admiral Funds

SERIES/TAX IDENTIFICATION NO.: Vanguard Admiral Treasury Money Market
                               Fund/23-2696041



FUND:                          Vanguard Money Market Reserves

SERIES/TAX IDENTIFICATION NO.: Vanguard Prime Money Market Fund/23-6607979

                               Vanguard Federal Money Market Fund/23-2439136



FUND:                          Vanguard Treasury Fund

SERIES/TAX IDENTIFICATION NO.: Vanguard Treasury Money Market Fund/23-2439140



FUND:                          Vanguard Variable Insurance Funds

SERIES/TAX IDENTIFICATION NO.: Money Market Portfolio/23-2585135